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Exhibit 10.2

THE LIMITED PARTNERSHIP INTERESTS EVIDENCED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER APPLICABLE STATE SECURITIES LAWS (THE "STATE ACTS"), AND MAY BE OFFERED OR SOLD ONLY (1) UPON REGISTRATION OF THE LIMITED PARTNERSHIP INTERESTS UNDER THE SECURITIES ACT AND THE STATE ACTS OR PURSUANT TO AN EXEMPTION THEREFROM, AND (2) AFTER COMPLIANCE WITH ALL RESTRICTIONS ON TRANSFER OF SUCH LIMITED PARTNERSHIP INTERESTS IMPOSED BY THIS AGREEMENT AND THE PARTNERSHIP AGREEMENT REFERRED TO HEREIN.

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CONTRIBUTION AGREEMENT

        THIS CONTRIBUTION AGREEMENT (this "Agreement") is entered into as of April 5, 2004 by and among Kite Realty Group, L.P. ("Kite Realty"), Alvin E. Kite, Jr., John A. Kite, Paul W. Kite, Thomas K. McGowan, Daniel R. Sink, George F. McMannis, IV, and Mark Jenkins (each, a "Contributor" and, collectively, the "Contributors").

        WHEREAS, Kite Realty is considering engaging in various related transactions pursuant to which, among other things, (i) Kite Realty would acquire interests in various entities that own or lease real estate properties in which the Contributors have interests, including the entities listed on Exhibit A hereto (each listed entity, an "Entity" and collectively, the "Entities"), (ii) Kite Realty Group Trust, the indirect general partner of Kite Realty (the "REIT"), would acquire interests in certain service businesses currently owned by certain of the Contributors, and (iii) the REIT would effect an initial public offering of its common shares and contribute the proceeds therefrom for a like number of units of partnership interest in Kite Realty (the "Kite IPO," and together with the other transactions described above, the "Kite IPO Transactions");

        WHEREAS, immediately prior to the execution and delivery of this Agreement, the members of Kite Acquisitions, LLC approved the distribution by Kite Acquisitions, LLC of its 5% interest in Whitehall Pike, LLC and its 1% interest in Associated Properties to the members of Kite Acquisitions, LLC, pro rata, subject to and effective immediately prior to the Closing (as defined below) (the "Kite Acquisitions Distribution");

        WHEREAS, immediately prior to the execution and delivery of this Agreement, the members of Kite Capital, LLC approved the distribution by Kite Capital, LLC of its 50% interest in Eagle Plaza II, LLC to the members of Kite Capital, LLC, pro rata, subject to and effective immediately prior to the Closing (the "Kite Capital Distribution");

        WHEREAS, immediately prior to the execution and delivery of this Agreement, the members of Kite-WG, LLC approved the distribution by Kite-WG, LLC of (i) its 80% interest in each of 176th & Meridian, LLC and 50th & 12th, LLC, (ii) its 72.5% interest in Ohio & 37, LLC, and (iii) its 100% interest in 82 & Otty, LLC, to the members of Kite-WG, LLC, pro rata, subject to and effective immediately prior to the Closing, and in the case of the distributions of the interests in 176th & Meridian, LLC and 50th & 12th, LLC, subject to and effective immediately following the distribution of the interests in such entities by KP Northwest, LLC to the members of KP Northwest, LLC pursuant to a separate distribution agreement, and, in the case of the distribution of the interests in Ohio & 37, LLC, subject to and effective immediately following the distribution of the interests in such entity by Starship Investments, LLC to the members of Starship Investments, LLC pursuant to a separate distribution agreement (the "Kite-WG Distribution"; and together with the Kite Acquisitions Distribution and the Kite Capital Distribution, the "Distributions");

        WHEREAS, prior to the Kite IPO, the Alvin E. Kite Center Associates Irrevocable Trust (the "Trust"), which currently has a 30% interest (15% general partnership / 15% limited partnership) in

Centre Associates, L.P. ("Center Associates") intends to transfer its interest in Centre Associates to Alvin E. Kite, Jr. (the "Trust Transfer");

        WHEREAS, each Contributor currently owns, directly or indirectly, and at the Closing, will own directly, the ownership interests in the Entities listed on Exhibit A hereto (each, an "Interest" and, collectively, the "Interests");

        WHEREAS, Kite Realty desires to acquire from each Contributor, and each Contributor desires to transfer to Kite Realty, subject to the terms and conditions set forth herein (including the occurrence of the other Kite IPO Transactions), all of such Contributor's Interests in the Entities; and

        WHEREAS, Kite Realty has agreed to assume certain liabilities and obligations in connection with the transfer of the Interests hereunder.

        NOW THEREFORE, in consideration of the foregoing and the mutual covenants and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Kite Realty and the Contributors agree as follows:

ARTICLE I: CONTRIBUTION OF INTERESTS

        1.1    Contribution of the Interests and the Assumed Liabilities.

          (a)   Subject to the terms and conditions hereof, each Contributor agrees to contribute or otherwise transfer to Kite Realty, and Kite Realty agrees to acquire and accept from such Contributor, on the Closing Date (as hereinafter defined), all of such Contributor's right, title and interest in and to the Interests listed as owned by such Contributor on Exhibit A hereto.

          (b)   Subject to the terms and conditions hereof, at the Closing, Kite Realty agrees to assume from the Contributors and thereafter pay, honor, discharge and perform, in accordance with their respective terms, all of the liabilities and obligations of the Contributors identified on Schedule 1 hereto (the "Assumed Liabilities").

        1.2    Contributor Exchange Amount.

          (a)    Units Delivered at Closing.    Subject to the terms and conditions of this Agreement, in exchange for the contribution of all of the Interests listed on Exhibit A as being owned by a Contributor and for the Assumed Liabilities attributable to such Contributor, Kite Realty shall transfer to each Contributor, and upon execution and delivery of the Limited Partner Acceptance (as defined below) by such Contributor, such Contributor shall receive, at the Closing, a number of Class A units of limited partnership interest in Kite Realty ("Units") (rounded to the nearest whole Unit) equal to (x) the applicable "Contributor Exchange Amount" set forth on Exhibit B hereto divided by (y) the public offering price for common shares of beneficial interest of the REIT ("REIT Common Shares") as set forth in the REIT's final prospectus relating to the Kite IPO (the "Final Prospectus"), in a transaction intended to qualify for nonrecognition of gain to such Contributor pursuant to Section 721 of the Internal Revenue Code of 1986, as amended (the "Code"). The rights of holders of the Units as of the Closing will be set forth in the Amended and Restated Agreement of Limited Partnership of Kite Realty Group, L.P. (the "Partnership Agreement"). Each Contributor acknowledges and agrees that, with respect to the Interest in each Entity owned by such Contributor as listed on Exhibit A hereto, receipt of the Units in exchange for such Interest shall constitute receipt of the fair value of such Contributor's interest in such Entity as of the Closing Date based on such Contributor's right to share in distributions from such Entity for purposes of Indiana Business Flexibility Act Section 23-18-5-5 and Section 23-18-5-5.1, as and to the extent applicable.

          (b)    Distribution of Units.    At the Closing, Kite Realty shall issue the Units to each Contributor (as determined pursuant to Section 1.2(a) above). The name of each Contributor and the number of Units issued to such Contributor at the Closing shall be recorded in the books and records of Kite Realty.

          (c)    Admission as a Limited Partner.    Upon execution and delivery of the Limited Partner Acceptance to the Partnership Agreement, attached hereto as Exhibit C (the "Limited Partner Acceptance"), by a Contributor at the Closing, and subject to the completion of the Closing, such Contributor shall be admitted to Kite Realty as a limited partner of Kite Realty and, as such, shall be subject to, and bound by, the Partnership Agreement, including all the terms and conditions thereof, and the power of attorney granted therein.

          (d)    Adjustments to Contributor Exchange Amount.    Kite Realty reserves the right, in its sole and absolute discretion, not to acquire any particular Interest. If Kite Realty determines not to acquire the Interest or any of the underlying properties owned directly or indirectly by the Entity to which such Interest relates, the applicable Contributor hereby agrees that such Contributor's Contributor Exchange Amount as set forth on Exhibit B may be reduced by an amount mutually agreed upon by Kite Realty and such Contributor.

        1.3    Allocation of Contributor Exchange Amount.    The Contributor Exchange Amount shall be allocated in a manner reasonably agreed upon by Kite Realty and each Contributor. Kite Realty and each Contributor agree to (i) be bound by the allocation, (ii) act in accordance with the allocation in the preparation of financial statements and filing of all tax returns and in the course of any tax audit, tax review or tax litigation relating thereto and (iii) take no position and cause their affiliates to take no position inconsistent with the allocation for income tax purposes.

ARTICLE II: REPRESENTATIONS, WARRANTIES AND COVENANTS OF CONTRIBUTOR

        As a material inducement to Kite Realty to enter into this Agreement and to consummate the transactions contemplated hereby, each Contributor hereby makes to Kite Realty each of the representations and warranties set forth in this Article II, severally but not jointly, which representations and warranties are true and correct as of the date hereof.

        2.1    Title to the Interests.    Contributor owns, directly or indirectly, and at the Closing (after giving effect to the Distributions and any transfers contemplated herein or on Exhibit A hereto) will own beneficially and of record, free and clear of any claim, lien (including tax liens), option, charge, security interest, mortgage, deed of trust, encumbrance, rights of assignment, purchase rights or other rights of any nature whatsoever of any third party (collectively, "Encumbrances"), and has or will have at the Closing full power and authority to convey free and clear of any Encumbrances, the Interests in the Entities listed on Exhibit A hereto as being owned by such Contributor and, upon delivery of an assignment by Contributor conveying such Interests and consideration for such Interests as herein provided, Kite Realty (or its designee) will acquire good and valid title thereto, free and clear of any Encumbrance, in each case, except (i) Encumbrances created in favor of Kite Realty by the transactions contemplated hereby, (ii) Encumbrances that are extinguished at or prior to Closing, (iii) Encumbrances listed on Schedule 2 hereto, and (iv) the Assumed Liabilities.

        2.2    Authority.    Contributor has full right, authority, power and capacity (a) to enter into this Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of such Contributor pursuant to this Agreement; (b) to carry out the transactions contemplated hereby and thereby; and (c) to transfer, sell and deliver all of the Interests in the Entities listed on Exhibit Ahereto as being owned by such Contributor to Kite Realty (or its designee) in accordance with this Agreement. This Agreement and each agreement, document and instrument executed and delivered by or on behalf of Contributor pursuant to this Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of such Contributor, each enforceable in accordance with its respective terms. The execution, delivery and performance of this Agreement and each such agreement, document and instrument by or on behalf of Contributor (i) does not and will not violate any foreign, federal, state, local or other laws applicable to such Contributor or require such Contributor to obtain any approval, consent or waiver of, or make any filing with, any person or authority (governmental or otherwise) that will not be obtained or made at or prior to the Closing, other than those listed on Schedule 2 hereto; and (ii) if such Contributor is not an individual, does not and will not violate such Contributor's partnership agreement, operating agreement or other organizational documents; (iii) except to the extent set forth on Schedule 2 and except for the Assumed Liabilities, does not and will not violate any term, conditions or provisions of, or constitute a default under, any bond, note or other evidence of indebtedness or any contract, lease or other instrument to which such Contributor is a party or by which the property of such Contributor is bound or affected; and (iv) does not and will not result in the creation of any Encumbrance on the property or assets of any of the Entities.

        2.3    Litigation.    There is no litigation or proceeding, either judicial or administrative, pending or, to Contributor's knowledge, threatened, affecting all or any portion of such Contributor's Interests or such Contributor's ability to consummate the transactions contemplated hereby. There is no outstanding order, writ, injunction or decree of any court, government, governmental entity or authority or arbitration against or affecting all or any portion of Contributor's Interests, which in any such case would impair such Contributor's ability to enter into and perform all of such Contributor's obligations under this Agreement.

        2.4    No Agreements to Sell.    Except to the extent contemplated herein or on Exhibit A (including the Distributions and the Trust Transfer), Contributor is not currently a party to any agreement to sell, transfer or otherwise encumber or dispose of such Contributor's Interests.

        2.5    Status as a United States Person.    Contributor represents and warrants that such Contributor is not a foreign person within the meaning of Section 1445 of the Code ("Section 1445"). Contributor's U.S. social security number (in the case of an individual) or U.S. taxpayer identification number (in the case of an entity) that has previously been provided to the Entities listed in Exhibit A is correct. Contributor's home address (in the case of an individual) or office address (in the case of an entity) is that most recent address previously provided to the Entities listed on Exhibit A hereto. Upon request by Kite Realty, Contributor agrees to complete and provide to Kite Realty prior to the Closing a certificate of non-foreign status substantially in the form provided in Section 1.1445-5(b)(3)(D) of the Treasury regulations.

        2.6    No Insolvency Proceedings.    No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending or, to Contributor's knowledge, threatened against such Contributor, nor are any such proceedings contemplated by such Contributor.

        2.7    No Brokers.    Contributor represents that it has not entered into, and covenants that it will not enter into, any agreement, arrangement or understanding with any person or firm which will result in the obligation of Kite Realty to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

        2.8    Conditional Nature of Transaction.    Contributor acknowledges and understands that it is a condition to Kite Realty's obligations to close the transactions contemplated hereby that the other Kite IPO Transactions shall have occurred (or are occurring simultaneously with the Closing), that the occurrence of any of the other Kite IPO Transactions is wholly within the sole and absolute discretion of Kite Realty and its affiliates, and that such Contributor has no right to force any of the other Kite IPO Transactions to occur, on any terms.

        2.9    Securities Law Matters; Transfer Restrictions.

          (a)   Contributor acknowledges that Kite Realty intends the offer and issuance of the Units to be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act")

  and applicable state securities laws by virtue of (i) the status of such Contributor as an "accredited investor" within the meaning of the federal securities laws, and (ii) Regulation D promulgated under Section 4(2) of the Securities Act ("Regulation D"), and that Kite Realty will rely in part upon the representations and warranties made by such Contributor in this Agreement in making the determination that the offer and issuance of the Units qualify for exemption under Rule 506 of Regulation D as an offer and sale only to "accredited investors."

          (b)   Contributor is an "accredited investor" within the meaning of the federal securities laws.

          (c)   Contributor will acquire the Units for his or its own account and not with a view to, or for sale in connection with, any "distribution" thereof within the meaning of the Securities Act. Contributor does not intend or anticipate that such Contributor will rely on this investment as a principal source of income.

          (d)   Contributor has sufficient knowledge and experience in financial, tax and business matters to enable him to evaluate the merits and risks of investment in the Units. Contributor has the ability to bear the economic risk of acquiring the Units. Contributor acknowledges that (i) the transactions contemplated by this Agreement involve complex tax consequences for such Contributor, and such Contributor is relying solely on the advice of such Contributor's own tax advisors in evaluating such consequences, (ii) Kite Realty has not made (nor shall it be deemed to have made) any representations or warranties as to the tax consequences of such transaction to such Contributor, and (iii) references in this Agreement to the intended tax effect of the transactions contemplated hereby shall not be deemed to imply any representation by Kite Realty as to a particular tax effect that may be obtained by such Contributor. Contributor remains solely responsible for all tax matters relating to such Contributor.

          (e)   Contributor has been supplied with, or had access to, information to which a reasonable investor would attach significance in making an investment decision to acquire the Units and any other information such Contributor has requested. Contributor has had an opportunity to ask questions of, and receive information and answers from, Kite Realty and the REIT concerning Kite Realty, the REIT, the Units, the other Kite IPO Transactions and the REIT Common Shares into which the Units may be redeemed, and to assess and evaluate any information supplied to such Contributor by Kite Realty or the REIT, and all such questions have been answered, and all such information has been provided to the full satisfaction of such Contributor.

          (f)    Contributor acknowledges that such Contributor is aware that there are substantial restrictions on the transferability of the Units and that the Units will not be registered under the Securities Act or any state securities laws, and such Contributor has no right to require that they be so registered. Contributor agrees that any Units he acquires will not be sold in the absence of registration unless such sale is exempt from registration under the Securities Act and applicable state securities laws. Contributor acknowledges that such Contributor shall be responsible for compliance with all conditions on transfer imposed by any securities authority and for any expenses incurred by Kite Realty for legal or accounting services in connection with reviewing such a proposed transfer or issuing opinions in connection therewith.

          (g)   Contributor understands that no federal agency (including the Securities and Exchange Commission) or state agency has made or will make any finding or determination as to the fairness of an investment in the Units (including as to the Contributor Exchange Amount or the value determined pursuant to Section 1.2(a)).

          (h)   Contributor understands that there is no established public, private or other market for the Units acquired by such Contributor hereunder and it is not anticipated that there will be any public, private or other market for such Units in the forseeable future.

          (i)    Contributor understands that Rule 144 promulgated under the Securities Act is not currently available with respect to the sale of Units.

        2.10    Reliance.    Contributor acknowledges that it understands the meaning and legal consequences of the representations and warranties in this Article II, and that Kite Realty may rely upon such representations and warranties in determining whether to enter into this Agreement. Contributor agrees to indemnify, defend and hold harmless Kite Realty, the REIT, and the officers, directors and affiliates thereof, and any employees or agents of any of the foregoing, against any and all loss, liability, claim, damage or expense whatsoever (including, but not limited to, any and all expenses, including attorneys' fees, reasonably incurred in investigating, preparing or defending against any claim or litigation commenced or threatened) due to or arising out of a breach of any such representations or warranties.

ARTICLE III: CONDITIONS TO CLOSING

        3.1    Conditions to Kite Realty's Obligation to Close.    The obligation of Kite Realty to consummate the Closing with respect to each Contributor is subject to the fulfillment, at or prior to the Closing, of the following conditions (unless such conditions are waived in writing by Kite Realty):

          (a)    Other Kite IPO Transactions.    The other Kite IPO Transactions, in such form(s) as Kite Realty, in its sole and absolute discretion, shall have determined to be acceptable, shall have occurred (or are occurring simultaneously with the Closing).

          (b)    Representations and Warranties.    The representations and warranties made by such Contributor pursuant to this Agreement shall be true and correct in all respects when made, and on and as of the Closing Date, as though such representations and warranties were made on the Closing Date.

          (c)    Performance.    Such Contributor shall have performed and complied with all agreements and covenants that such Contributor is required to perform or comply with pursuant to this Agreement prior to the Closing.

          (d)    Legal Proceedings.    No action or proceeding by or before any governmental authority shall have been instituted that is reasonably expected to restrain, prohibit or invalidate the transactions contemplated by this Agreement, other than an action or proceeding instituted by such Contributor.

          (e)    Consents and Approvals.    All necessary consents of governmental and private parties to effect the transactions contemplated by this Agreement (as they relate to such Contributor), including, without limitation, consents of any other members or partners of any of the Entities, or lenders, shall have been obtained.

          (f)    Reliance on Regulation D.    Kite Realty shall, based on advice of its counsel, be reasonably satisfied that there shall not be more than 35 "purchasers of securities" (as calculated pursuant to Rule 501 of Regulation D) at the Closing and that such issuance and the contemplated distribution of Units to such Contributor may be made without registration under the Securities Act in reliance upon Regulation D.

          (g)    The Distributions.    The Distributions shall have occurred, effective immediately prior to the Closing.

          (h)    Centre Associates.    The Trust Transfer shall have been completed, pursuant to which the Trust shall have transferred its interest in Centre Associates to Alvin E. Kite, Jr.

        3.2    Conditions to each Contributor's Obligation to Close.    The obligation of a Contributor to consummate the Closing is subject to the fulfillment, at or prior to the Closing, of the following conditions (unless such conditions are waived in writing by such Contributor):

          (a)    Performance.    Kite Realty shall have performed and complied with all agreements and covenants (as they relate to such Contributor) that it is required to perform or comply with pursuant to this Agreement prior to the Closing.

          (b)    Legal Proceedings.    No action or proceeding by or before any governmental authority shall have been instituted that is reasonably expected to restrain, prohibit or invalidate the transactions contemplated by this Agreement (as they relate to such Contributor), other than an action or proceeding instituted by Kite Realty; provided, that the foregoing condition shall be deemed to have been satisfied if Kite Realty shall have fully indemnified such Contributor from any loss, liability, claim, damage or expense arising out of such Contributor's proceeding to close under this Agreement in the face of any such action or proceeding.

          (c)    Consents and Approvals.    All necessary consents of governmental and private parties to effect the transactions contemplated by this Agreement (as they relate to such Contributor), including, without limitation, consents of any other members or partners of any of the Entities or lenders, shall have been obtained; provided, that the foregoing condition shall be deemed to have been satisfied if Kite Realty shall have fully indemnified such Contributor from any loss, liability, claim, damage or expense arising out of such Contributor's proceeding to close under this Agreement without having obtained a necessary consent.

          (d)    Tax Protection Agreement.    At or prior to the Closing, Kite Realty shall have entered into a tax protection agreement with and for the benefit of each of Alvin E. Kite, Jr., John A. Kite, Paul W. Kite, Thomas K. McGowan and Ken Kite, on substantially the terms set forth in the tax protection proposal attached hereto as Exhibit D, together with such changes, additions and/or deletions as Alvin E. Kite, Jr. and John A. Kite shall agree to and which are included in the definitive tax protection agreement presented to such Contributors in accordance herewith (the "Tax Protection Agreement").

          (e)    Registration Rights Agreement.    At or prior to the Closing, the REIT shall have entered into a registration rights agreement with each of the Contributors providing such Contributors with registration rights that either, at the REIT's option, (i) register the issuance of REIT Common Shares received upon redemption of the Units issued pursuant to this Agreement, or (ii) register the resale of REIT Common Shares issuable upon redemption of the Units issued pursuant to this Agreement, such registration rights agreement to contain such other terms and conditions customary for a transaction of this type (the "Registration Rights Agreement").

ARTICLE IV: CLOSING

        4.1    Closing.    The closing hereunder (the "Closing") shall occur, at the election of Kite Realty, (i) one business day prior to the closing of the Kite IPO, (ii) concurrently with the closing of the Kite IPO, or (iii) one business day following the closing of the Kite IPO, which date Kite Realty shall designate in writing to each Contributor at least five business day prior to such date, at the same location as the closing of the Kite IPO, provided that the conditions for the Closing as set forth in Article III hereof applicable to the transaction with such Contributor shall have occurred (or have been waived by the party that benefits from such conditions), and this Agreement shall not have been terminated as to such Contributor pursuant to Article V hereof. Notwithstanding anything to the contrary herein, the parties acknowledge and agree that, at the election of Kite Realty, the Interests in the Entities listed on Exhibit A may be contributed or transferred pursuant to this Agreement in one or more separate Closings hereunder, provided that each such Closing shall occur at one of the times specified in Section 4.1(i), (ii) or (iii) above. The parties further acknowledge and agree that, to the extent any of the Interests relate to Entities with respect to which Kite Realty is acquiring the interests therein from any person not a party to this Agreement pursuant to a separate agreement or agreements, the Closing of the acquisition of such Interests hereunder shall be deemed to have occurred simultaneously (or as nearly simultaneous as is practicable under the circumstances) with the closing of the acquisition of the interests in such Entity from such other person(s). The date on which a Closing occurs is referred to herein as the "Closing Date."

        4.2    Closing Deliveries by Contributor.    At the Closing, each Contributor shall execute and deliver to Kite Realty the following:

          (i)    a duly executed Assignment and Assumption Agreement, substantially in the form attached hereto as Exhibit E ("Assignment Agreement"), pursuant to which (a) the Contributors shall convey to Kite Realty or its designee title to the Interests in the Entities listed on Exhibit A hereto, free and clear of Encumbrances, other than the Assumed Liabilities, and (b) Kite Realty shall assume the Assumed Liabilities;

          (ii)   a duly executed Limited Partner Acceptance, substantially in the form attached hereto as Exhibit C, executed by such Contributor; and

          (iii)  such documents and certificates as Kite Realty may reasonably request (x) to establish the authority of the parties executing any documents in connection with the Closing, or (y) to reflect the parties' intentions regarding the transfer of the Interests and assumption of the Assumed Liabilities.

        4.3    Closing Deliveries by Kite Realty.    At the Closing, Kite Realty shall execute and deliver to each Contributor the following:

          (i)    a duly executed Assignment Agreement;

          (ii)   a duly executed Tax Protection Agreement (with respect to those Contributors identified in Section 3.2(d) only); and

          (iii)  a duly executed Registration Rights Agreement.

ARTICLE V: TERMINATION

        5.1    Termination by Kite Realty.    Kite Realty shall have the right to terminate this Agreement as to any Contributor or all of the Contributors at any time following the occurrence of any of the following events:

          (i)    as to all the Contributors, the determination by Kite Realty, in its sole and absolute discretion, not to proceed with the Kite IPO Transactions;

          (ii)   as to any Contributor, the determination by Kite Realty, in its sole and absolute discretion, not to proceed with the transfer of any of the Interests owned by such Contributor on the terms outlined herein;

          (iii)  as to any Contributor, the determination that any representation or warranty of such Contributor contained herein is no longer true or correct, and that such representation or warranty cannot reasonably be expected to be true and correct at the Closing; or

          (iv)  as to all the Contributors, at any time on or after January 1, 2005, for any reason.

        5.2    Termination by Contributor.    Each Contributor shall have the right to terminate this Agreement as to such Contributor at any time on or after January 1, 2005, for any reason.

        5.3    Effect of Termination.    Upon the termination of this Agreement as to a Contributor pursuant to Section 5.1 or 5.2 hereof, neither Kite Realty nor such Contributor shall have any liability to the other in connection with the transactions contemplated hereby, or as a result of the termination of this Agreement; provided, that the foregoing shall not relieve Kite Realty or such Contributor of any liability as a result of a breach of any of the terms of this Agreement. Notwithstanding anything to the contrary herein, the termination of this Agreement as to any one or more Contributors shall not affect the effectiveness or continuing validity of this Agreement as to all other Contributors, and this Agreement shall continue in full force and effect as to all such other Contributors unless terminated as to such other Contributors in accordance with Section 5.1 or 5.2 hereof.

ARTICLE VI: COVENANTS AND OTHER AGREEMENTS

        6.1    Consent to Transfer of Other Member Interests; Other Approvals.

          (a)   Each Contributor hereby consents to the transfer of other interests of members or partners in the Entities to Kite Realty or its designee in connection with the Kite IPO Transactions, and waives any rights under the governing documents of such Entity in connection therewith or in connection with any of the transactions contemplated by this Agreement or any of the Kite IPO Transactions, including, without limitation, any restrictions on transfer, buy/sell rights, rights of appraisal, piggyback rights or rights of first offer or first refusal and any notice requirements in connection therewith or otherwise. Each Contributor hereby consents to the admission of Kite Realty as a substituted member or partner, as applicable, in the Entities, to the extent such Contributor's consent is required.

          (b)   Each Contributor hereby acknowledges and agrees that the execution and delivery of this Agreement by such Contributor shall constitute the consent, waiver or approval by such Contributor, in its capacities as a member, partner and/or officer of any of the Entities as to which he is a member, partner or officer, pursuant to applicable law or each such Entity's organizational documents or other agreements, to the transactions contemplated hereby, including, without limitation, any and all transfers of Interests and Assumed Liabilities, and the Distributions. For the avoidance of doubt, to the extent the consent, waiver or approval of a Contributor, in its capacity as a member, partner or officer of any of the Entities, is required, such Contributor shall be deemed to have given such consent, waiver or approval pursuant hereto.

        6.2    Consent to Entity Level Transaction; Other Merger Transactions.

          (a)   Each Contributor acknowledges and understands that Kite Realty is considering alternative structures by which the Interests or any of the properties owned by the Entities may be contributed to Kite Realty in connection with the Kite IPO Transactions, other than through the contribution of the Interests as contemplated hereby, and that Kite Realty may determine that it is more appropriate to accomplish the transfer of the Interests or any of properties owned by the Entities through a merger or consolidation transaction involving the Entities (which, in each case, may include the conversion of an Entity or the reincorporation of such Entity in another jurisdiction in connection with such merger or consolidation transaction) or a sale of all or substantially all of the assets of such Entity to Kite Realty or its designee (any such transaction, an "Entity Level Transaction"). Each Contributor hereby consents to any Entity Level Transaction(s) involving the Interests or the Entities (or the properties owned thereby) and Kite Realty or its designee, provided that such Contributor receives the number of Units to which such Contributor would otherwise be entitled pursuant to Section 1.2(a) hereof, and such Contributor hereby agrees to treat the receipt of such Units in any Entity Level Transaction(s) that is structured as a merger as having been received as consideration for the sale of such Contributor's Interest in the applicable Entity in accordance with Section 1.708-1(c)(4) of the Treasury regulations.

          (b)   The Contributors acknowledge and agree that, unless otherwise agreed to by the parties hereto, at or prior to the Closing, each of Kite Washington Management, Inc., Whitehall Pike, Inc.,

  and Kite Daytona Management, Inc. (the "Other Corporations") will be merged with and into subsidiaries of the REIT, with the subsidiaries of the REIT surviving such mergers, and the stockholders of the Other Corporations receiving REIT Common Shares in exchange for their shares of common stock of the Other Corporations (the "Other Merger Transactions"), with the conversion rate for the number of REIT Common Shares to be issued in such Other Merger Transactions to be determined by the REIT, in consultation with the underwriters in the Kite IPO; it being understood that any REIT Common Shares issued in such Other Merger Transactions shall be included in the definition of "Other Equity" on Exhibit B hereto for purposes of calculating the "Contributor Exchange Values". Each of the Other Corporations and the Contributors who are stockholders therein hereby authorize and approve the Other Merger Transactions, in accordance with Section 6.3 hereof, hereby agree to do such things, take such actions, and execute and deliver such documents as the REIT may reasonably request to effectuate the Other Merger Transactions consistent with the terms hereof, including, without limitation, the execution and delivery of merger agreements, stockholder and board consents approving the Other Merger Transactions and any documents, agreements, or other instruments to be filed with any governmental authorities to effectuate the Other Merger Transactions.

        6.3    Further Assurances.    Each Contributor shall execute and deliver to Kite Realty all such other and further instruments and documents and take or cause to be taken all such other and further actions as Kite Realty may reasonably request in order to effect the transactions contemplated by this Agreement, including instruments or documents deemed necessary or desirable by Kite Realty to effect and evidence the conveyance of the Interests in accordance with the terms of this Agreement.

ARTICLE VII: MISCELLANEOUS

        7.1    Amendment; Waiver.    Any amendment hereto shall be effective only if signed by all parties hereto. No waiver of any provisions of this Agreement shall be valid unless in writing and signed by the party against whom enforcement is sought.

        7.2    Entire Agreement; Counterparts; Applicable Law.    This Agreement shall (a) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, (b) may be executed in one or more counterparts, each of which will be deemed an original and all of which shall constitute one and the same instrument, and (c) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Indiana without giving effect to the conflict of law provisions thereof.

        7.3    Assignability.    This Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that this Agreement may not be assigned (except by operation of law) by any party without the prior written consent of the other parties, and any attempted assignment without such consent shall be void and of no effect; provided, further, however, that Kite Realty may assign this Agreement and any agreement contemplated hereunder or thereunder to an affiliate of Kite Realty, or to any entity into which Kite Realty is reorganized, or to the REIT, without the consent of the Contributors.

        7.4    Severability.    If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision and to execute any amendment, consent or agreement deemed necessary or desirable by Kite Realty to effect such replacement.

        7.5    Equitable Remedies.    The parties hereto agree that irreparable damage would occur if any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any federal or state court located in the State of Indiana (as to which the parties agree to submit to jurisdiction for the purposes of such action), this being in addition to any other remedy to which they are entitled at law or in equity.

        7.6    Attorneys' Fees.    In connection with any litigation or a court proceeding arising out of this Agreement, the prevailing party shall be entitled to recover all costs incurred, including reasonable attorneys' fees and legal assistants' fees and costs whether incurred prior to trial, at trial, or on appeal.

        7.7    Survival.    It is the express intention and agreement of the parties hereto that the representations, warranties and covenants of the Contributors set forth in this Agreement shall survive the consummation of the transactions contemplated hereby.

        7.8    Time of the Essence.    Time is of the essence with respect to each Contributor's obligations under this Agreement.

[Remainder of page intentionally left blank.]

        IN WITNESS WHEREOF, each of the parties hereto has executed and delivered this Agreement, or caused the Agreement to be duly executed and delivered on its behalf, as of the date first set forth above.

KITE REALTY:
Kite Realty Group, L.P.
By:	/s/ JOHN A. KITE Name: John A. Kite Title: President & CEO of Kite Realty Group Trust, its general partner
CONTRIBUTORS:
/s/ ALVIN E. KITE, JR. Alvin E. Kite, Jr.
/s/ JOHN A. KITE John A. Kite

/s/ PAUL W. KITE Paul W. Kite
/s/ THOMAS K. MCGOWAN Thomas K. McGowan
/s/ DANIEL R. SINK Daniel R. Sink
/s/ GEORGE F. MCMANNIS, IV George F. McMannis, IV
/s/ MARK JENKINS Mark Jenkins

For purposes of Section 6.2:
KITE WASHINGTON MANAGEMENT, INC.
By:	/s/ JOHN A. KITE
Name:
Title:
WHITEHALL PIKE, INC.
By:	/s/ JOHN A. KITE
Name:
Title:
KITE DAYTONA MANAGEMENT, INC.
By:	/s/ JOHN A. KITE
Name:
Title:
Acknowledged and agreed:
Alvin E. Kite Centre Associates Irrevocable Trust
By:	/s/ ALVIN E. KITE, JR. Alvin E. Kite, Jr., Trustee

Exhibit A

SCHEDULE OF INTERESTS TO BE CONTRIBUTED

1.    Schedule of Interests owned and to be contributed by Alvin E. Kite, Jr.:

Entity	Ownership Interest in Entity to be Contributed to Kite Realty
116 & Olio, LLC	30%
Frisco Bridges, LLP	30%
Kite Coral Springs, LLC	30%
Kite Kokomo, LLC	30%
Kite McCarty State, LLC	30%
Kite Pen, LLC	30%
Kite Shadeland, LLC	30%
Kite Washington, LLC	29.70%
Kite Washington Management, Inc.(1)	30%
Kite Washington Parking, LLC	30%
Noblesville Partners, LLC	30%
Preston Commons, LLP	30%
Westfield One, LLC	30%
Kite Greyhound, LLC	30%
Kite Lombard, LLC	30%
Kite Meridian, LLC	30%
Kite West 86th Street, LLC	30%
Kite West 86th Street II, LLC	30%
Kite West 86th Street III, LLC	30%
Whitehall Pike, Inc.(1)	25%
Whitehall Pike, LLC	35.75%(2)
Kite Cedar Hill Plaza, LLP	30%
Kite Cedar Hill Village, LLP	30%
Kite Acworth, LLC	30%
Kite Silver Glen, LLC	30%
Kite Spring Mill Medical, LLC	30%
Kite Spring Mill II, LLC	30%
Kite San Antonio, LLC	30%
Kite Holdings, LLC	35%
Kite Daytona, LLC	35.625%
Kite Daytona Management, Inc.(1)	37.5%
Kite Franklin, LLC	30%
Associated Properties	99.35%(3)
KRG Capital, LLC	30%(4)
Centre Associates, L.P.	30%(5)
Eagle Plaza II, LLC	18.75(6)
176th & Meridian, LLC	24%(7)
50th & 12th, LLC	24%(7)
Ohio & 37, LLC	21.75%(7)
82 & Otty, LLC	30%(7)

2.    Schedule of Interests owned and to be contributed by John A. Kite:

Entity	Ownership Interest in Entity to be Contributed to Kite Realty
116 & Olio, LLC	25%
Frisco Bridges, LLP	25%
Kite Coral Springs, LLC	25%
Kite Kokomo, LLC	25%
Kite McCarty State, LLC	25%
Kite Pen, LLC	25%
Kite Shadeland, LLC	25%
Kite Washington, LLC	24.75%
Kite Washington Management, Inc.(1)	25%
Kite Washington Parking, LLC	25%
Noblesville Partners, LLC	25%
Preston Commons, LLP	25%
Westfield One, LLC	25%
Kite Greyhound, LLC	25%
Kite Lombard, LLC	25%
Kite Meridian, LLC	25%
Kite West 86th Street, LLC	25%
Kite West 86th Street II, LLC	25%
Kite West 86th Street III, LLC	25%
Whitehall Pike, Inc.(1)	25%
Whitehall Pike, LLC	25.25%(2)
Kite Cedar Hill Plaza, LLP	25%
Kite Cedar Hill Village, LLP	25%
Kite Acworth, LLC	25%
Kite Silver Glen, LLC	25%
Kite Spring Mill Medical, LLC	25%
Kite Spring Mill II, LLC	25%
Kite San Antonio, LLC	25%
Kite Holdings, LLC	25%
Kite Daytona, LLC	23.75%
Kite Daytona Management, Inc.(1)	25%
Kite Franklin, LLC	25%
Associated Properties	0.25%(3)
KRG Capital, LLC	25%(4)
Eagle Plaza II, LLC	12.50(6)
176th & Meridian, LLC	20%(7)
50th & 12th, LLC	20%(7)
Ohio & 37, LLC	18.13%(7)
82 & Otty, LLC	25%(7)

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3.    Schedule of Interests owned and to be contributed by Paul W. Kite:

Entity	Ownership Interest in Entity to be Contributed to Kite Realty
116 & Olio, LLC	25%
Frisco Bridges, LLP	25%
Kite Coral Springs, LLC	25%
Kite Kokomo, LLC	25%
Kite McCarty State, LLC	25%
Kite Pen, LLC	25%
Kite Shadeland, LLC	25%
Kite Washington, LLC	24.75%
Kite Washington Management, Inc.(1)	25%
Kite Washington Parking, LLC	25%
Noblesville Partners, LLC	25%
Preston Commons, LLP	25%
Westfield One, LLC	25%
Kite Greyhound, LLC	25%
Kite Lombard, LLC	25%
Kite Meridian, LLC	25%
Kite West 86th Street, LLC	25%
Kite West 86th Street II, LLC	25%
Kite West 86th Street III, LLC	25%
Whitehall Pike, Inc.(1)	25%
Whitehall Pike, LLC	25.25%(2)
Kite Cedar Hill Plaza, LLP	25%
Kite Cedar Hill Village, LLP	25%
Kite Acworth, LLC	25%
Kite Silver Glen, LLC	25%
Kite Spring Mill Medical, LLC	25%
Kite Spring Mill II, LLC	25%
Kite San Antonio, LLC	25%
Kite Holdings, LLC	25%
Kite Daytona, LLC	23.75%
Kite Daytona Management, Inc.(1)	25%
Kite Franklin, LLC	25%
Associated Properties	0.25%(3)
KRG Capital, LLC	25%(4)
Eagle Plaza II, LLC	12.50(6)
176th & Meridian, LLC	20%(7)
50th & 12th, LLC	20%(7)
Ohio & 37, LLC	18.13%(7)
82 & Otty, LLC	25%(7)

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4.    Schedule of Interests owned and to be contributed by Thomas K. McGowan:

Entity	Ownership Interest in Entity to be Contributed to Kite Realty
116 & Olio, LLC	20%
Frisco Bridges, LLP	20%
Kite Coral Springs, LLC	20%
Kite Kokomo, LLC	20%
Kite McCarty State, LLC	20%
Kite Pen, LLC	20%
Kite Shadeland, LLC	20%
Kite Washington, LLC	19.80%
Kite Washington Management, Inc.(1)	20%
Kite Washington Parking, LLC	20%
Noblesville Partners, LLC	20%
Preston Commons, LLP	20%
Westfield One, LLC	20%
Kite Greyhound, LLC	20%
Kite Lombard, LLC	20%
Kite Meridian, LLC	20%
Kite West 86th Street, LLC	20%
Kite West 86th Street II, LLC	20%
Kite West 86th Street III, LLC	20%
Whitehall Pike, Inc.(1)	25%
Whitehall Pike, LLC	9.75%(2)
Kite Cedar Hill Plaza, LLP	20%
Kite Cedar Hill Village, LLP	20%
Kite Acworth, LLC	20%
Kite Silver Glen, LLC	20%
Kite Spring Mill Medical, LLC	20%
Kite Spring Mill II, LLC	20%
Kite San Antonio, LLC	20%
Kite Holdings, LLC	15%
Kite Daytona, LLC	11.875%
Kite Daytona Management, Inc.(1)	12.5%
Kite Franklin, LLC	20%
Associated Properties	0.15%(3)
KRG Capital, LLC	20%(4)
Eagle Plaza II, LLC	6.25%(6)
176th & Meridian, LLC	16%(7)
50th & 12th, LLC	16%(7)
Ohio & 37, LLC	14.50%(7)
82 & Otty, LLC	20%(7)

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5.    Schedule of Interests owned and to be contributed by Daniel R. Sink:

Entity	Ownership Interest in Entity to be Contributed to Kite Realty
KRG Capital, LLC	(4)

6.    Schedule of Interests owned and to be contributed by George F. McMannis, IV:

Entity	Ownership Interest in Entity to be Contributed to Kite Realty
KRG Capital, LLC	(4)

7.    Schedule of Interests owned and to be contributed by Mark Jenkins:

Entity	Ownership Interest in Entity to be Contributed to Kite Realty
KRG Capital, LLC	(4)

Notes:

(1)
Pending completion of the Other Merger Transactions. Upon consummation of the Other Merger Transactions (as defined in Section 6.2(b) of the Agreement, these interests will be deemed to have been removed from this Exhibit A, since they will have effectively been transferred pursuant to such Other Merger Transactions.

(2)
After giving effect to the distribution of Kite Acquisitions, LLC's interest in Whitehall Pike, LLC immediately prior to the Closing as contemplated in the Agreement.

(3)
After giving effect to (i) the distribution of Kite Acquisitions, LLC's interest in Associated Properties immediately prior to the Closing as contemplated in the Agreement and (ii) the purchase by A. Kite of a .001% interest in Associated Properties from Ken Kite prior to the Closing. In addition, A. Kite's interest is being contributed subject to the assumption of a promissory note from A. Kite to Kite Capital, LLC in the original principal amount of $572,199.

(4)
Pursuant to the operating agreement for KRG Capital, LLC, each of Messrs. Sink, McMannis and Jenkins are entitled to preferred distributions equal to $800,000, $700,000 and $400,000, respectively, on a pari passu basis. Thereafter, A. Kite, J. Kite, P. Kite and T. McGowan are entitled to a preferred distribution in accordance with their respective percentages as listed in the tables above, following which all other distributions are made as follows: (i) 99% to Messrs. A. Kite, J. Kite, P. Kite and T. McGowan in accordance with their respective interests and (ii) 1% to Messrs. Sink, McMannis and Jenkins in accordance with their respective interests.

(5)
After giving effect to the transfer by the Alvin E. Kite Centre Associates Irrevocable Trust of its interest in Centre Associates, L.P. to Alvin E. Kite, Jr. as contemplated in the Agreement.

(6)
After giving effect to the distribution of Kite Capital, LLC's interest in Eagle Plaza II, LLC immediately prior to the Closing as contemplated in the Agreement.

(7)
After giving effect to the distribution of Kite-WG, LLC's interest in each of 176th & Meridian, LLC, 50th & 12th, LLC, Ohio & 37, LLC and 82 & Otty, LLC immediately prior to the Closing as contemplated in the Agreement.

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Exhibit B

CONTRIBUTOR EXCHANGE AMOUNT

A. The "Contributor Exchange Amount" for Daniel R. Sink, George F. McMannis, IV and Mark Jenkins shall be equal to:

Daniel R. Sink	—	$800,000
George F. McMannis, IV	—	$700,000
Mark Jenkins	—	$400,000

B. The "Contributor Exchange Amount" for each other Contributor shall be equal to:

A. Kite	=	[.377 × ($10,378,000 + Aggregate Exchange Amount)]	—	$6,320,000
J. Kite	=	[.231 × ($10,378,000 + Aggregate Exchange Amount)]	—	$2,153,000
P. Kite	=	[.229 × ($10,378,000 + Aggregate Exchange Amount)]	—	$1,904,000
T. McGowan	=	.163 × ($10,378,000 + Aggregate Exchange Amount)

Where:

Aggregate Exchange Amount	=	EV—(PPOI+TC+AC+OE)
EV	=	Enterprise Value
PPOI	=	Pre-Public Offering Indebtedness
TC	=	Transaction Costs
AC	=	Acquisition Costs
OE	=	Other Equity

Definitions (to the extent not defined in the Agreement):

        "Enterprise Value" means the sum, as of the Closing Date, of (a) Gross Equity Value and (b) the amount of all Indebtedness of the REIT, the Partnership, their subsidiaries and any affiliates holding direct or indirect interests in any of the properties or assets owned by the REIT, the Partnership or any such subsidiary (to the extent it related to such properties or assets), upon the Closing of the Kite IPO Transactions, after application of the proceeds of the Kite IPO (including, without limitation, the Partnership's pro rata share of consolidated and unconsolidated joint venture Indebtedness). For purposes of this definition, "Gross Equity Value" shall mean the value as determined by the Company as of the Closing Date, in consultation with its underwriters.

        "Indebtedness" means, as to any person, any indebtedness, whether or not contingent, secured, senior, mezzanine or subordinated, (i) in respect of borrowed money (including, without limitation, permanent indebtedness, construction indebtedness, bridge financing, secured debt, mortgage debt, lines of credit and indebtedness secured by pledges of equity interests), (ii) evidenced by bonds, notes, debentures or similar instruments, or (iii) representing capital lease obligations.

        "Pre-Public Offering Indebtedness" means the sun of (a) all outstanding Indebtedness relating to the properties or assets owned by any of the Entities or any of the other properties, assets or liabilities to be contributed to the Partnership, the REIT, or any of their subsidiaries as part of the Kite IPO Transactions, determined immediately prior to the Closing Date (including, without limitation, loans to affiliates and the Partnership's pro rata share of consolidated and unconsolidated joint venture Indebtedness), and (b) all accrued or accumulated interest, prepayment penalties, financing fees, exit fees, and other amounts, costs or expenses payable on account of the repayment, assumption or refinancing of any such Indebtedness in connection with the Kite IPO Transactions.

        "Acquisition Costs" means the sum of (a) the unpaid balance of the cash purchase price of any interest in any entity to be acquired by the Partnership or the REIT for cash as part of the Kite IPO Transactions, and (b) the aggregate acquisition costs for all new properties acquired by the Partnership or the REIT at the Closing of the Kite IPO, including the purchase price thereof and the amount of any assumed Indebtedness in connection therewith. "Acquisition Costs" shall be calculated without duplication of amounts, including, without limitation, amounts included in Transaction Costs or Pre-Public Offering Indebtedness.

        "Transaction Costs" means the (a) outstanding third party payables of the REIT, the Partnership, or their subsidiaries in connection with the Kite IPO Transactions, and (b) third party fees and expenses incurred by the REIT, the Partnership or their subsidiaries in connection with the Kite IPO Transactions, including, without limitation, underwriting discounts, fees and commissions (other than underwriting discounts, fees and commissions relating to any over-allotment option of the underwriters) and other fees and costs payable to the underwriters, legal, accounting or other professional fees, the costs of any road show, printing expenses and filing and qualification fees, and (c) third party fees, costs and reserves associated with all third party Indebtedness obtained by the REIT, the Partnership or their subsidiaries in connection with the Kite IPO Transactions and (d) the amount of working capital reserves established by the REIT and the Partnership on the Closing Date. "Transaction Costs" shall be calculated without duplication of amounts, including, without limitation, amounts included in Pre-Public Offering Indebtedness and Acquisition Costs.

        "Other Equity" means all Units or REIT Common Shares issued and outstanding as of the Closing Date, which includes the Units issued to Daniel R. Sink, George F. McMannis, IV and Mark Jenkins pursuant to this Agreement, as well as the REIT Common Shares issued pursuant to the Service Company Mergers (other than (i) REIT Common Shares issued in the Kite IPO and (ii) Units to be issued to Alvin E. Kite, Jr., John A. Kite, Paul W. Kite and Thomas K. McGowan pursuant to this Agreement), excluding any REIT Common Shares issued pursuant to any over-allotment option of the underwriters, multiplied by the public offering price for REIT Common Shares in the Final Prospectus. "Other Equity" shall be calculated without duplication for any REIT Common Shares issued to the Partnership and intended to mirror any Units issued by the Partnership. "Service Company Mergers" means the mergers of Kite Construction, Inc., Kite Development Corporation and KMI Realty Advisors, Inc. into subsidiaries of the REIT as part of the Kite IPO Transactions, whereby the stockholders of such companies shall receive REIT Common Shares in such mergers in exchange for their shares of stock in such companies. Notwithstanding the foregoing, consistent with Section 6.2(b) of the Agreement, in the event any of the Other Merger Transactions are consummated, the number of REIT Common Shares issued in such Other Merger Transactions shall be included in the calculation of "Other Equity" pursuant hereto, and an appropriate adjustment shall be made (if necessary) to the calculations of Contributor Exchange Value pursuant to this Exhibit B to compensate for the issuance of REIT Common Shares in such Other Merger Transactions in lieu of the issuance of a corresponding number of Units under this Agreement.

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QuickLinks

CONTRIBUTION AGREEMENT
ARTICLE I: CONTRIBUTION OF INTERESTS
ARTICLE II: REPRESENTATIONS, WARRANTIES AND COVENANTS OF CONTRIBUTOR
ARTICLE III: CONDITIONS TO CLOSING
ARTICLE IV: CLOSING
ARTICLE V: TERMINATION
ARTICLE VI: COVENANTS AND OTHER AGREEMENTS
ARTICLE VII: MISCELLANEOUS
Exhibit A
SCHEDULE OF INTERESTS TO BE CONTRIBUTED
Exhibit B
CONTRIBUTOR EXCHANGE AMOUNT